DT Industries, Inc.
                                                          1949 E. Sunshine
                                                          Suite 2-300
                                                          Springfield, MO  65804
                                                          Nasdaq:  DTII


At the Company:                          At The Financial Relations Board:
Bruce P. Erdel                           Karl Plath              Bill Schmidle
Vice President, Finance                  General Information     Analyst Contact
417/890-0102                             312/640-6738            312/640-6753


FOR IMMEDIATE RELEASE


             DT INDUSTRIES REPORTS 1ST-QTR NET INCOME $3.8 MILLION,
                             DILUTED EPS OF 37 CENTS


SPRINGFIELD, Mo., November 4, 1998--DT Industries, Inc. (Nasdaq: DTII) today reported first-quarter net income of $3.8 million, or 37 cents per share on a diluted basis, compared with $6.5 million, or 53 cents per diluted share, before an extraordinary loss related to debt refinancing in the prior year. After the extraordinary loss, net income reported for last year's first quarter ended September 28, 1997, was $5.3 million, or 44 cents per diluted share.

     Net sales for the quarter ended September 27, 1998, decreased 2.5 percent to $112.9 million compared with $115.8 million for the prior-year quarter. First-quarter orders totaled $93.7 million, contributing to a backlog of $206.2 million at September 27, 1998, compared with $241.1 million the prior year.


EXPECTS IMPROVEMENTS IN SECOND HALF

     "Our orders continue to remain at significantly lower levels than we had planned, particularly in the automation group," said Stephen J. Gore, president and chief executive officer. "Overall, we have seen softness in orders from the automotive, medical device and food packaging industries. That has been largely attributable to product development issues among our customers and, to a lesser extent, their reluctance to place orders due to caution over the global economic situation. Several significant projects are being delayed into the second and third quarters, but we do not

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believe these are lost opportunities. Through October, however, we have not seen
an  overall  increase  in  orders.   Additionally,   our  components  group  has
experienced softness in sales to customers serving the agricultural equipment industry, which is expected to continue at least through the end of the fiscal year.

     "Last quarter we reported that we expected the softness in backlog and orders noted at that time to be reflected in results of the first two quarters of fiscal 1999," Gore said. "Given the unexpectedly lower level of first-quarter orders, we now project the second quarter to show modest improvement in sales over the first quarter. We remain cautiously optimistic that strong order prospects in the coming months will lead to significantly improved operating results in the second half, however, it is too early to project the outcome with certainty, and there remains a possibility of continued timing issues with orders."

INTERNAL IMPROVEMENTS TARGETED

     Gore also noted that management is examining all planned expenditures with an eye on controlling spending and will defer capital expenditures except where necessary for current operations. Additionally, he said, project cost overruns and other operating issues identified at some facilities are being analyzed and appropriate steps will be taken to correct them.


AUTOMATION GROUP SALES INCREASE

     Automation group sales during the first quarter increased by $2.7 million, reflecting incremental sales increases resulting from the ATT acquisition in July 1997, the addition of new customers serving the electronics, medical products and food packaging industries, and increased sales to the tire industry. These increases were offset in part by a significant decrease in sales to a large electronics customer and lower sales to the automotive industry. Gore said the company expects order activity by customers in the automotive industry to strengthen over the next three to four months as well as increased activity from the large electronics customer. Mid-West Automation continues to identify new opportunities to diversify its customer base following softness experienced with a significant customer during the past year.


PACKAGING GROUP SALES LOWER

     Largely the result of lower sales of plastics processing equipment, sales in the packaging group decreased $2.5 million compared with the prior year. Sales were relatively flat for other packaging equipment. Gore said there are strong opportunities for thermoforming equipment but that foam-extrusion product sales are being affected by general economic conditions and over capacity in South America. Strong order activity was reported from the pharmaceutical and nutritional industries.

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COMPONENT GROUP SALES REFLECT KNITTING ELEMENTS DIVESTITURE

     The  components  group  reported  first-quarter  sales  decreased  by  $3.1 million, primarily the result of the May 1998 divestiture of the non-core Knitting Elements division. Also affecting components group results were the loss of certain customers through planned attrition, product changes by customers and decreased sales to the agricultural equipment industry.


MARGIN IMPROVEMENTS TARGETED

     First-quarter gross profit decreased $2.7 million, or 8.7 percent, to $28.2 million from $30.9 million. As a percent of sales, gross profit decreased to
25.0 percent from 26.7 percent, in part the result of significantly lower gross margins on plastics processing equipment and unexpected cost overruns on certain contracts for assembly and welding equipment. Components group margins were lower as a result of the divestiture of the higher-margin Knitting Elements business, lower sales volume and a mix issue with continuing business. These unfavorable variances were partially offset by continuing margin improvements at ATT.

     "For those facilities where production issues have surfaced, we are thoroughly analyzing the circumstances and continue to develop and implement appropriate action plans to correct deficiencies," Gore said.

     First-quarter operating expenses increased 9.9 percent to $18.8 million from $17.1 million, primarily the result of incremental expenses associated with the ATT acquisition. Spending during the first quarter was lower than planned, primarily resulting from the deferral of expenditures for certain research and development and sales and marketing activities as well as deferral of workforce additions.

     Operating profit decreased 31.7 percent to $9.4 million from $13.8 million. Interest expense increased 21.6 percent to $2.0 million from $1.7 million, primarily because of increased debt resulting from acquisitions and share repurchases.


CONTINUED FOCUS ON IMPROVEMENTS

     "Our customer base remains strong, and we believe improvements in key markets and our own internal initiatives will lead to significant improvements beginning later in fiscal 1999," Gore said. "We recognize the challenges facing us in the year ahead, and we continue to focus on correcting operational issues, generating new business and improving the efficiency of our service to existing customers," Gore said. "Our goals remain unchanged: diversified end-user markets, strategically advantageous acquisitions and additional strategic alliances with Fortune 500 companies."

     DT Industries, Inc. is a leading designer, manufacturer and integrator of automated production systems used to assemble, test or package industrial and consumer

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products.  The company also produces precision metal components,  tools and dies for a broad range of industrial applications.

     Certain statements included herein that are not historical, particularly statements about the company's expectations or beliefs, are forward-looking statements. The company's actual results for current or future periods could differ materially from the expected results because of a variety of factors, including economic downturns in industries served, delays or cancellations of customer orders, delays in shipping dates of products, cost overruns on certain projects, currency exchange fluctuations and other factors described in the company's filings with the U.S. Securities and Exchange Commission.

                           Financial tables follow....

          For further information on DT Industries by fax, at no cost, dial 1-800- PRO-INFO and use ticker symbol "DTII."

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                              DT INDUSTRIES, INC.
                      Consolidated Statement of Operations
                 (Dollars in thousands, except per share data)


                                                       Three months ended
                                                  September 27,   September 28,
                                                      1998            1997
                                                  -------------   -------------

Net sales                                          $   112,907     $   115,764

  Cost of sales                                         84,682          84,856
                                                  -------------   -------------
Gross profit                                            28,225          30,908

  Selling, general and
    administrative expenses                             18,781           17,089
                                                  -------------   -------------

Operating Income                                         9,444           13,819

  Interest expense                                       2,036            1,674

  Dividends on company-obligated,
  mandatorily redeemable convertible
  preferred securities of subsidiary
  DT Capital Trust holding solely
  convertible junior subordinated
  debentures of the Company, at
  7.16% per annum                                        1,253           1,253
                                                  -------------   -------------
Income before provision for income
  taxes and extraordinary loss                           6,155          10,892

  Provision for income taxes                             2,370           4,357
                                                  -------------   -------------

Income before extraordinary loss                         3,785           6,535

  Extraordinary loss on debt
    refinancing less applicable income
    tax benefit of $800                                     -            1,200
                                                  -------------   -------------
Net Income                                         $     3,785     $     5,335
                                                  =============   =============
Basic earnings per common share:

  Income before extraordinary loss                 $      0.37     $      0.58

  Extraordinary loss                                        -             0.11
                                                  -------------   -------------
  Net income                                       $      0.37     $      0.47
                                                  =============   =============
Diluted earnings per common share:

  Income before extraordinary loss                 $      0.37     $      0.53

  Extraordinary loss                                        -             0.09
                                                  -------------   -------------
  Net income                                       $      0.37     $      0.44
                                                  =============   =============
Weighted average number of common
  shares outstanding:

  Basic                                             10,318,053      11,301,875

  Diluted                                           12,413,389      13,672,486
                                                  =============   =============

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                              DT INDUSTRIES, INC.
                          Consolidated Balance Sheets
                 (Dollars in thousands, except per share data)

                                                  September 27,     June 28,
                                                      1998            1998
                                                   (Unaudited)
                                                  -------------   -------------

Assets
  Current assets:
    Cash and cash equivalents                      $     8,711     $     6,915
    Accounts receivable, net                            80,834          75,634
    Costs and estimated earnings in excess
      of amounts billed on uncompleted
      contracts                                         73,239          66,910
    Inventories, net                                    53,998          48,755
    Prepaid expenses and other                           7,886           8,931
                                                  -------------   -------------
      Total current assets                             224,668         207,145
    Property, plant and equipment, net                  74,800          69,183
    Goodwill, net                                      181,935         177,578
    Other assets, net                                    5,331           6,096
                                                  -------------   -------------
                                                   $   486,734     $   460,002
                                                  =============   =============

Liabilities and Stockholders' Equity
  Current liabilities:
    Current portion of long-term debt              $       321     $        55
    Accounts payable                                    33,398          33,627
    Customer advances                                   28,290          21,791
    Accrued liabilities                                 40,917          43,232
                                                  -------------   -------------
      Total current liabilities                        102,926          98,705
                                                  -------------   -------------
  Long-term debt                                       119,433          89,956
  Deferred income taxes                                  7,807           7,827
  Other long-term liabilities                            3,581           3,455
                                                  -------------   -------------
    Total long-term liabilities                        130,821         101,238
                                                  -------------   -------------

  Commitments and contingencies

  Company-obligated, mandatorily redeemable
    convertible preferred securities of
    subsidiary DT Capital Trust holding solely
    convertible junior subordinated
    debentures of the Company                           70,000          70,000
                                                  -------------   -------------
  Stockholders' equity:
    Preferred stock, $0.01 par value;
      1,500,000 shares authorized;
      no shares issued and outstanding
    Common stock, $0.01 par value;
      100,000,000 shares authorized;
      9,996,437 and 10,502,762 shares
      issued and outstanding at September 27,
      1998 and June 28,1998, respectively                  113             113
    Additional paid-in capital                         134,652         134,608
    Retained earnings                                   84,138          80,561
    Cumulative translation adjustment                   (1,781)           (778)
    Less-
      Treasury stock, at cost (1,382,700 shares)
                                                       (34,135)        (24,445)
                                                  -------------   -------------
      Total stockholders' equity                       182,987         190,059
                                                  -------------   -------------
                                                   $   486,734     $   460,002
                                                  -------------   -------------

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